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Exhibit 10.14

AMENDMENT

        THIS AMENDMENT is made as of the 15th day of April 2003, between General Electric Capital Corporation ("Secured Party") and Immunicon Corporation ("Debtor") in connection with that certain Master Security Agreement, dated as of April 15, 2003 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

          5.    REPORTS.

        Subsection (b) is hereby amended and restated in its entirety with the following:

  "(b) Debtor will deliver to Secured Party financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor's president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor's Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") except for the inclusion of footnotes and year end adjustments on the monthly and quarterly statements, and, if Debtor is a publicly held company, are to be in compliance with SEC requirements."

          7.    DEFAULT AND REMEDIES.

        Subsection (a) is hereby amended and restated in its entirety with the following:

        "(a) Debtor shall be in default under this Agreement and each of the other Debt Documents if:

            (i)  Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents;

           (ii)  Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

          (iii)  Debtor breaches any of its insurance obligations under Section 4 and fails to cure that breach within ten (10) days after written notice from Secured Party;

          (iv)  Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

           (v)  Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

          (vi)  Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

         (vii)  Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

        (viii)  Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor") dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

          (ix)  A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

           (x)  Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within sixty (60) days;

          (xi)  Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral; or

         (xii)  Debtor defaults in payment subject to any applicable cure periods under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease or loan agreement.

        (xiv)  At any time during the term of this Agreement Debtor sells more than 50% of its interest in the company to another corporation or business or all or substantially all of its assets without Secured Party's prior written consent, not to be unreasonable withheld.

         (xv)  There is a material adverse change in the Debtor's financial condition as determined solely but as reasonably determined in good faith by Secured Party.

        (xvi)  Debtor sells, transfers, assigns, mortgages, pledges, leases, grants a security interest in, or encumbers, or enters into any agreement, document, instrument or other arrangement (except with or in favor of the Secured Party and except for the negative pledge agreement by Debtor in favor of Silicon Valley Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Debtor from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Debtor's intellectual property, including, without limitation, the following:

    a.
    Any and all copyrights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

    b.
    All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

    c.
    Any and all trade secrets, any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

    d.
    Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

    e.
    All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

    f.
    Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks;

    g.
    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

    h.
    All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

    i.
    All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

    j.
    All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any or the foregoing, and provided, however, that nothing in this Amendment shall be construed to limit, prohibit or to affect in any way Debtor's ability to enter into licensing or other business arrangements with any Person with respect to Debtor's Intellectual Property, so long as such licenses or arrangements do not violate any of the Loan Documents and such arrangements do not operate to effect a transfer of Debtor's ownership interest in or to such Intellectual Property.

        TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

General Electric Capital Corporation		Immunicon Corporation
By:	/s/ JOHN EDEL	By:	/s/ JAMES G. MURPHY
Name:	JOHN EDEL	Name:	James G. Murphy
Title:	SVP	Title:	SR VP-CFO

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  Exhibit 10.14
AMENDMENT